UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 13, 2010


                                AVRO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     333-141686                 20-8387017
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)

                               213 E Arkansas Ave
                              Vivian, LA 71082, USA
                                  318-734-4737
             (Address and telephone of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On September 13, 2010, Avro Energy, Inc. (the "Company") entered into various agreements with certain of its creditors to convert various outstanding loans into restricted shares of the Company. The total amount owing to its creditors was $390,048, and each agreed to the issuance of restricted shares of the Company to settle this outstanding debt. As a result, the Company has agreed to issue a total of 13,001,600 shares in settlement of this debt, or at a price of $0.03 per share.

The issuance of the Shares to the creditors was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AVRO ENERGY INC.


Date: September 13, 2010                     By: /s/ Donny Fitzgerald
                                                --------------------------------
                                                DONNY FITZGERALD

                                       2